Exhibit 99.1

GMS Reports Fourth Quarter and Fiscal Year 2022 Results

Record Levels of Net Sales, Net Income and Adjusted EBITDA

Announces Expanded Share Repurchase Authorization

Tucker, Georgia, June 23, 2022. GMS Inc. (NYSE: GMS), a leading North American specialty building products distributor, today reported financial results for the fourth quarter and fiscal year ended April 30, 2022.

Fourth Quarter Fiscal 2022 Highlights

(Comparisons are to the fourth quarter of fiscal 2021 unless otherwise noted)

•	Net sales of $1,288.7 million increased 38.2%; organic net sales increased 28.9%.

•	Net income of $76.5 million, or $1.75 per diluted share, was more than double the net income of $33.7 million, or $0.77 per diluted share, recorded a year ago; Adjusted net income of $91.3 million, or $2.09 per diluted share, compared to $46.9 million, or $1.07 per diluted share.

•	Adjusted EBITDA of $154.2 million increased $63.0 million, or 69.1%; Adjusted EBITDA margin improved 220 basis points to 12.0% from 9.8%.

•	Cash provided by operating activities of $199.5 million, compared to $84.8 million. Free cash flow of $191.6 million, compared with $72.8 million.

•	Net debt leverage was 1.8 times as of the end of the fourth quarter of fiscal 2022, down from 2.3 at the end of the third quarter and down from 2.5 times at the end of the fourth quarter of fiscal 2021.

Full Year Fiscal 2022 Highlights

(Comparisons are to the full year of fiscal 2021, unless otherwise noted.)

•	Net sales of $4,634.9 million increased 40.5%; organic net sales increased 30.9%.

•	Net income of $273.4 million, or $6.23 per diluted share, compared to net income of $105.6 million or $2.44 per diluted share; Adjusted net income of $328.8 million, or $7.49 per diluted share, compared to $153.3 million, or $3.54 per diluted share.

•	Adjusted EBITDA of $566.9 million increased $247.6 million, or 77.5%; Adjusted EBITDA margin improved 250 basis points to 12.2% from 9.7%.

•	The Company completed five business acquisitions, including the acquisition of Westside Building Material, one of the largest independent distributors of interior building products in the US with nine locations across California and one in Nevada, as well as the acquisition of Ames Taping Tools Holding, LLC, the leading provider of automatic taping and finishing tools and related products to the professional drywall finishing industry. During fiscal 2022, the Company also opened 13 greenfield locations and five new AMES store locations under GMS ownership.

“GMS achieved outstanding results for the fourth quarter and full year fiscal 2022,” said John C. Turner, Jr., President and Chief Executive Officer of GMS. “Our scale, balanced mix of products and customers, commitment to delivering best-in-class service and continued execution of our growth strategy, coupled with strong residential demand and an inflationary pricing environment, enabled us to deliver record levels of net sales, net income and Adjusted EBITDA. We remain optimistic about the year ahead, which, despite rising rates, is supported by a continuing fundamental underbuild of residential housing stock as well as signs of an improving commercial market.”

Turner continued, “We are also very pleased to announce that our Board of Directors has approved the repurchase of up to $200 million of the Company’s common stock. This expanded authorization demonstrates our Board’s continued confidence in the strength and future prospects of our business. We remain focused on the execution of our strategic priorities, including expanding our platform through both acquisitions and greenfield opportunities, as well as enhancing our product and service offerings and delivering improved profitability as we leverage technology and best practices to achieve advancements in productivity. Looking ahead, we are committed to driving long-term shareholder value with a disciplined capital allocation strategy that balances investing in our organic growth initiatives, pursuing accretive M&A transactions and opportunistically leveraging favorable market conditions for share repurchases as they arise.

Fourth Quarter Fiscal 2022 Results

Net sales for the fourth quarter of fiscal 2022 of $1.29 billion increased 38.2% as compared with the prior year quarter, primarily due to inflationary pricing, healthy residential end market demand, strong performance from our complementary products and the acquisitions of Westside Building Material and AMES Taping Tools. Organic net sales increased 28.9%.

Excluding the impact from one less selling day in the fourth quarter of fiscal 2022 compared to the same period a year ago, net sales and organic net sales were up 40.4% and 30.9%, respectively.

Fourth quarter year-over-year sales increases by product category were as follows:

· Wallboard sales of $491.1 million increased 30.3% (up 26.5% on an organic basis).

· Ceilings sales of $148.9 million increased 22.7% (up 17.0% on an organic basis).

· Steel framing sales of $276.9 million increased 93.3% (up 81.6% on an organic basis).

· Complementary product sales of $371.8 million increased 27.9% (up 11.1% on an organic basis).

Gross profit of $412.8 million increased 40.5% compared to the fourth quarter of fiscal 2021, and gross margin improved 50 basis points to 32.0%, both primarily due to the successful pass through of product price inflation, continued strength in residential market demand and incremental gross profit dollars along with accretive gross margins from acquisitions.

Selling, general and administrative (“SG&A”) expense as a percentage of net sales improved 170 basis points to 20.5% for the quarter compared to 22.2% in the fourth quarter of fiscal 2021. Adjusted SG&A expense as a percentage of net sales of 20.2% improved 170 basis points from 21.9% in the prior year quarter as product price inflation outpaced increases in operating costs.

Net income increased 126.7% to $76.5 million, or $1.75 per diluted share, compared to net income of $33.7 million, or $0.77 per diluted share, in the fourth quarter of fiscal 2021. Adjusted net income was $91.3 million, or $2.09 per diluted share, compared to $46.9 million, or $1.07 per diluted share, in the fourth quarter of the prior fiscal year.

Adjusted EBITDA increased $63.0 million, or 69.1%, to $154.2 million compared to the prior year quarter. Adjusted EBITDA margin of 12.0% improved 220 basis points from 9.8% for the fourth quarter of fiscal 2021.

Balance Sheet, Liquidity and Cash Flow

As of April 30, 2022, the Company had cash on hand of $101.9 million, total debt of $1.2 billion and $330.7 million of available liquidity under its revolving credit facilities. Net debt leverage was 1.8 times as of the end of the quarter, down from 2.5 times at the end of the fourth quarter of fiscal 2021.

The Company generated cash from operating activities and free cash flow of $199.5 million and $191.6 million, respectively, for the quarter ended April 30, 2022. For the quarter ended April 30, 2021, the Company generated cash from operating activities and free cash flow of $84.8 million and $72.8 million, respectively.

Expanded Share Repurchase Authorization

The Company’s Board of Directors has approved an expanded share repurchase program under which the Company is authorized to repurchase up to $200 million of its outstanding common stock. This expanded program replaces the Company’s previous share repurchase authorization of $75 million, which commenced in 2018, and reflects the Board’s confidence in the business going forward. The repurchases will be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market.

Conference Call and Webcast

GMS will host a conference call and webcast to discuss its results for the fourth quarter of fiscal year 2022, which ended on April 30, 2022, and other information related to its business at 8:30 a.m. Eastern Time on Thursday, June 23, 2022. Investors who wish to participate in the call should dial 877-407-3982 (domestic) or 201-493-6780 (international) at least 5 minutes prior to the start of the call. The live webcast will be available on the Investors section of the Company’s website at www.gms.com. There will be a slide presentation of the results available on that page of the website as well. Replays of the call will be available through July 23, 2022 and can be accessed at 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13728027.

About GMS Inc.

Founded in 1971, GMS operates a network of nearly 300 distribution centers with extensive product offerings of wallboard, ceilings, steel framing and complementary construction products. In addition, GMS operates nearly 100 tool sales, rental and service centers, providing a comprehensive selection of building products and solutions for its residential and commercial contractor customer base across the United States and Canada. The Company’s unique operating model combines the benefits of a national platform and strategy with a local go-to-market focus, enabling GMS to generate significant economies of scale while maintaining high levels of customer service.

Use of Non-GAAP Financial Measures

GMS reports its financial results in accordance with GAAP. However, it presents Adjusted net income, free cash flow, Adjusted SG&A, Adjusted EBITDA, and Adjusted EBITDA margin, which are not recognized financial measures under GAAP. GMS believes that Adjusted net income, free cash flow, Adjusted SG&A, Adjusted EBITDA, and Adjusted EBITDA margin assist investors and analysts in comparing its operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s management believes Adjusted net income, Adjusted SG&A, free cash flow, Adjusted EBITDA and Adjusted EBITDA margin are helpful in highlighting trends in its operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates and capital investments. In addition, the Company utilizes Adjusted EBITDA in certain calculations in its debt agreements.

You are encouraged to evaluate each adjustment and the reasons GMS considers it appropriate for supplemental analysis. In addition, in evaluating Adjusted net income, Adjusted SG&A and Adjusted EBITDA, you should be aware that in the future, the Company may incur expenses similar to the adjustments in the presentation of Adjusted net income, Adjusted SG&A and Adjusted EBITDA. The Company’s presentation of Adjusted net income, Adjusted SG&A, Adjusted SG&A margin, Adjusted EBITDA, and Adjusted EBITDA margin should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. In addition, Adjusted net income, free cash flow, Adjusted SG&A and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in GMS’s industry or across different industries. Please see the tables at the end of this release for a reconciliation of Adjusted EBITDA, free cash flow, Adjusted SG&A and Adjusted net income to the most directly comparable GAAP financial measures.

When calculating organic net sales growth, the Company excludes from the calculation (i) net sales of acquired businesses until the first anniversary of the acquisition date, and (ii) the impact of foreign currency translation.

Forward-Looking Statements and Information

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “confident,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which GMS operates, including in particular residential and commercial construction, and the economy generally, pricing, the demand for the Company’s products, the Company’s strategic priorities and the results thereof, service levels and the ability to drive value and results contained in this press release may be considered forward-looking statements. In addition, forward looking statements may include statements regarding the Company’s expectations concerning management’s plans for execution of a stock repurchase program, including the maximum amount, manner and duration of the purchase of the Company’s common stock under its authorized stock repurchase program. The Company has based forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control, including current and future public health issues, economic issues and geopolitical issues that may affect the Company’s business. Forward-looking statements involve risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K, and in its other periodic reports filed with the SEC. In addition, the statements in this release are made as of June 23, 2022. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to June 23, 2022.

Contact Information:

Investors:

Carey Phelps

ir@gms.com

770-723-3369

GMS Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2022	2021	2022	2021
Net sales	$1,288,653	$932,203	$4,634,875	$3,298,823
Cost of sales (exclusive of depreciation and amortization shown separately below)	875,853	638,353	3,146,600	2,236,120
Gross profit	412,800	293,850	1,488,275	1,062,703
Operating expenses:
Selling, general and administrative	264,473	207,321	950,125	763,629
Depreciation and amortization	32,365	28,221	119,232	108,125
Total operating expenses	296,838	235,542	1,069,357	871,754
Operating income	115,962	58,308	418,918	190,949
Other (expense) income:
Interest expense	(14,267)	(12,726)	(58,097)	(53,786)
Gain on legal settlement	—	—	—	1,382
Write-off of debt discount and deferred financing fees	—	(4,606)	—	(4,606)
Other income, net	1,227	714	3,998	3,155
Total other expense, net	(13,040)	(16,618)	(54,099)	(53,855)
Income before taxes	102,922	41,690	364,819	137,094
Provision for income taxes	26,426	7,944	91,377	31,534
Net income	$76,496	$33,746	$273,442	$105,560
Weighted average common shares outstanding:
Basic	42,977	42,994	43,075	42,765
Diluted	43,776	43,828	43,898	43,343
Net income per common share:
Basic	$1.78	$0.78	$6.35	$2.47
Diluted	$1.75	$0.77	$6.23	$2.44

GMS Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except per share data)

	April 30, 2022	April 30, 2021
Assets
Current assets:
Cash and cash equivalents	$101,916	$167,012
Trade accounts and notes receivable, net of allowances of $9,346 and $6,282, respectively	750,046	558,661
Inventories, net	550,953	357,054
Prepaid expenses and other current assets	20,212	19,525
Total current assets	1,423,127	1,102,252
Property and equipment, net of accumulated depreciation of $227,288 and $193,364, respectively	350,679	311,326
Operating lease right-of-use assets	153,271	118,413
Goodwill	695,897	576,330
Intangible assets, net	454,747	350,869
Deferred income taxes	17,883	15,715
Other assets	8,795	8,993
Total assets	$3,104,399	$2,483,898
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$367,315	$322,965
Accrued compensation and employee benefits	107,925	72,906
Other accrued expenses and current liabilities	127,938	87,138
Current portion of long-term debt	47,605	46,018
Current portion of operating lease liabilities	38,415	33,474
Total current liabilities	689,198	562,501
Non-current liabilities:
Long-term debt, less current portion	1,136,585	932,409
Long-term operating lease liabilities	112,161	90,290
Deferred income taxes, net	46,802	12,728
Other liabilities	55,155	63,508
Total liabilities	2,039,901	1,661,436
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.01 per share, 500,000 shares authorized; 42,773 and 43,073 shares issued and outstanding as of April 30, 2022 and 2021, respectively	428	431
Preferred stock, par value $0.01 per share, 50,000 shares authorized; 0 shares issued and outstanding as of April 30, 2022 and 2021	—	—
Additional paid-in capital	522,136	542,737
Retained earnings	547,977	274,535
Accumulated other comprehensive income (loss)	(6,043)	4,759
Total stockholders' equity	1,064,498	822,462
Total liabilities and stockholders' equity	$3,104,399	$2,483,898

GMS Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Year Ended April 30,
	2022	2021
Cash flows from operating activities:
Net income	$273,442	$105,560
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	119,232	108,125
Write-off and amortization of debt discount and debt issuance costs	2,744	7,568
Equity-based compensation	17,354	12,872
Gain on disposal of assets	(913)	(1,011)
Deferred income taxes	(351)	(10,329)
Other items, net	5,706	1,552
Changes in assets and liabilities net of effects of acquisitions:
Trade accounts and notes receivable	(162,118)	(101,617)
Inventories	(156,311)	(46,660)
Prepaid expenses and other assets	(92)	(2,621)
Accounts payable	28,423	65,446
Accrued compensation and employee benefits	32,564	4,477
Other accrued expenses and liabilities	19,931	9,942
Cash provided by operating activities	179,611	153,304
Cash flows from investing activities:
Purchases of property and equipment	(41,082)	(29,873)
Proceeds from sale of assets	1,922	2,262
Acquisition of businesses, net of cash acquired	(348,050)	(35,976)
Cash used in investing activities	(387,210)	(63,587)
Cash flows from financing activities:
Repayments on revolving credit facilities	(1,178,897)	(102,189)
Borrowings from revolving credit facilities	1,390,222	14,750
Payments of principal on long-term debt	(5,110)	(8,754)
Payments of principal on finance lease obligations	(31,365)	(30,371)
Borrowings from term loan	—	511,000
Repayments of term loan	—	(869,427)
Issuance of Senior Notes	—	350,000
Repurchases of common stock	(35,488)	(4,160)
Debt issuance costs	—	(6,299)
Proceeds from exercises of stock options	4,434	7,559
Payments for taxes related to net share settlement of equity awards	(2,850)	(807)
Proceeds from issuance of stock pursuant to employee stock purchase plan	2,332	2,076
Cash provided by (used in) financing activities	143,278	(136,622)
Effect of exchange rates on cash and cash equivalents	(775)	3,008
Decrease in cash and cash equivalents	(65,096)	(43,897)
Cash and cash equivalents, beginning of year	167,012	210,909
Cash and cash equivalents, end of year	$101,916	$167,012
Supplemental cash flow disclosures:
Cash paid for income taxes	$86,288	$46,417
Cash paid for interest	46,204	49,650

GMS Inc.

Net Sales by Product Group (Unaudited)

(dollars in thousands)

	Three Months Ended				Year Ended
	April 30, 2022	% of Total	April 30, 2021	% of Total	April 30, 2022	% of Total	April 30, 2021	% of Total
Wallboard	$491,062	38.1%	$376,926	40.4%	$1,710,851	36.9%	$1,346,648	40.8%
Ceilings	148,869	11.6%	121,286	13.0%	567,700	12.2%	451,766	13.7%
Steel framing	276,901	21.5%	143,266	15.4%	1,027,941	22.2%	469,048	14.2%
Complementary products	371,821	28.8%	290,725	31.2%	1,328,383	28.7%	1,031,361	31.3%
Total net sales	$1,288,653		$932,203		$4,634,875		$3,298,823

GMS Inc.

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

 (in thousands)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2022	2021	2022	2021
Net income	$76,496	$33,746	$273,442	$105,560
Interest expense	14,267	12,726	58,097	53,786
Write-off of debt discount and deferred financing fees	—	4,606	—	4,606
Interest income	(96)	(29)	(163)	(86)
Provision for income taxes	26,426	7,944	91,377	31,534
Depreciation expense	14,993	13,572	55,437	50,480
Amortization expense	17,372	14,649	63,795	57,645
EBITDA	$149,458	$87,214	$541,985	$303,525
Stock appreciation expense(a)	1,277	621	4,403	3,173
Redeemable noncontrolling interests(b)	898	226	1,983	1,288
Equity-based compensation(c)	2,718	1,708	10,968	8,442
Severance and other permitted costs(d)	463	322	1,132	2,948
Transaction costs (acquisitions and other)(e)	(344)	279	3,545	1,068
Gain on disposal of assets(f)	(439)	(482)	(913)	(1,011)
Effects of fair value adjustments to inventory(g)	217	788	3,818	788
Gain on legal settlement	—	—	—	(1,382)
Debt transaction costs(h)	—	532	—	532
EBITDA addbacks	4,790	3,994	24,936	15,846
Adjusted EBITDA	$154,248	$91,208	$566,921	$319,371

Net sales	$1,288,653	$932,203	$4,634,875	$3,298,823
Adjusted EBITDA Margin	12.0%	9.8%	12.2%	9.7%

___________________________________

(a)	Represents changes in the fair value of stock appreciation rights.

(b)	Represents changes in the fair values of noncontrolling interests.

(c)	Represents non-cash equity-based compensation expense related to the issuance of share-based awards.

(d)	Represents severance expenses and other costs permitted in the calculation of Adjusted EBITDA under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs and credits due to COVID-19.

(e)	Represents costs related to acquisitions paid to third parties.

(f)	Includes gains from the sale of assets.

(g)	Represents the non-cash cost of sales impact of acquisition accounting adjustments to increase inventory to its estimated fair value.

(h)	Represents costs paid to third-party advisors related to debt refinancing activities.

GMS Inc.

Reconciliation of Cash Provided By Operating Activities to Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2022	2021	2022	2021
Cash provided by operating activities	$199,498	$84,808	$179,611	$153,304
Purchases of property and equipment	(7,921)	(12,016)	(41,082)	(29,873)
Free cash flow (a)	$191,577	$72,792	$138,529	$123,431

________________________________________

(a) Free cash flow is a non-GAAP financial measure that we define as net cash provided by (used in) operations less capital expenditures.

GMS Inc.

Reconciliation of Selling, General and Administrative Expense to Adjusted SG&A (Unaudited)

(in thousands)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2022	2021	2022	2021
Selling, general and administrative expense	$264,473	$207,321	$950,125	$763,629

Adjustments
Stock appreciation expense(a)	(1,277)	(621)	(4,403)	(3,173)
Redeemable noncontrolling interests(b)	(898)	(226)	(1,983)	(1,288)
Equity-based compensation(c)	(2,718)	(1,708)	(10,968)	(8,442)
Severance and other permitted costs(d)	(476)	(275)	(1,216)	(2,864)
Transaction costs (acquisitions and other)(e)	344	(279)	(3,545)	(1,068)
Gain on disposal of assets(f)	439	482	913	1,011
Debt transaction costs(g)	—	(532)	—	(532)
Adjusted SG&A	$259,887	$204,162	$928,923	$747,273

Net sales	$1,288,653	$932,203	$4,634,875	$3,298,823
Adjusted SG&A margin	20.2%	21.9%	20.0%	22.7%

___________________________________

(a)	Represents changes in the fair value of stock appreciation rights.

(b)	Represents changes in the fair values of noncontrolling interests.

(c)	Represents non-cash equity-based compensation expense related to the issuance of share-based awards.

(d)	Represents severance expenses and other costs permitted in the calculation of Adjusted EBITDA under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs and credits due to COVID-19.

(e)	Represents costs related to acquisitions paid to third parties.

(f)	Includes gains from the sale of assets.

(g)	Represents costs paid to third-party advisors related to debt refinancing activities.

GMS Inc.

Reconciliation of Income Before Taxes to Adjusted Net Income (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2022	2021	2022	2021
Income before taxes	$102,922	$41,690	$364,819	$137,094
EBITDA add-backs	4,790	3,994	24,936	15,846
Write-off of debt discount and deferred financing fees	—	4,606	—	4,606
Acquisition accounting depreciation and amortization (1)	13,226	10,257	45,779	40,311
Adjusted pre-tax income	120,938	60,547	435,534	197,857
Adjusted income tax expense	29,630	13,623	106,706	44,518
Adjusted net income	$91,308	$46,924	$328,828	$153,339
Effective tax rate (2)	24.5%	22.5%	24.5%	22.5%

Weighted average shares outstanding:
Basic	42,977	42,994	43,075	42,765
Diluted	43,776	43,828	43,898	43,343
Adjusted net income per share:
Basic	$2.12	$1.09	$7.63	$3.59
Diluted	$2.09	$1.07	$7.49	$3.54

________________________________________

(1)	Depreciation and amortization from the increase in value of certain long-term assets associated with the April 1, 2014 acquisition of the predecessor company and amortization of intangible assets from the acquisitions of Titan, Westside Building Material and Ames Taping Tools.

(2)	Normalized cash tax rate excluding the impact of acquisition accounting and certain other deferred tax amounts.